Exhibit 10.8

PURCHASE AGREEMENT

between

JAY STREET, LLC

and

WESTCORE PROPERTIES AC, LLC

May 3, 2006

3101, 3121, 3131 and 3151 Jay Street

Santa Clara, California

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9.4	Seller Default	21
9.5	Construction	21
9.6	Terms Generally	21
9.7	Further Assurances	22
9.8	Partial Invalidity	22
9.9	Waivers	22
9.10	Miscellaneous	22

Exhibit A	Description of Property
Exhibit B	Lease List
Exhibit C	Personal Property
Exhibit D	Contracts
Exhibit E	Grant Deed
Exhibit F	Assignment of Leases
Exhibit G	Bill of Sale
Exhibit H	Assignment of Contracts
Exhibit I	Assignment of Permits
Exhibit J	Security Deposits
Exhibit K	Seller’s Closing Certificate
Exhibit L	Estoppel Certificate
Exhibit M	Buyer’s Closing Certificate
Exhibit N	Certificate of Nonforeign Status
Exhibit O	List of Environmental Reports
Exhibit P	Form of Tenant Notice
Exhibit Q	Form of Vendor Notice

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PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”), is made as of May 3, 2006, by and between JAY STREET, LLC, a Delaware limited liability company (“Seller”), and WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Buyer”).

WITNESSETH:

In consideration of the covenants in this Agreement, Seller and Buyer agree as follows:

ARTICLE 1

Purchase and Sale

1.1 The Property. Seller agrees to sell to Buyer and Buyer agrees to buy from Seller, in accordance with this Agreement, all of the following property (collectively the “Property”):

(a) The real property in the City of Santa Clara, County of Santa Clara, State of California, commonly known as 3101, 3121, 3131 and 3151 Jay Street, as more particularly described in Exhibit A attached hereto, together with all buildings, structures, improvements, machinery, fixtures and equipment affixed or attached to such real property and all easements and rights appurtenant to such real property (all such real property, buildings, structures, improvements, machinery, fixtures, equipment, easements and rights are collectively the “Real Property”);

(b) Seller’s interest in all leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, other occupancy agreements, subleases, assignments, licenses, concessions and other agreements (the “Leases”) with all persons leasing, using or occupying the Real Property or any part thereof (“Tenants”) described in the list of leases (the “Lease List”) attached hereto as Exhibit B;

(c) All tangible and intangible personal property (the “Personal Property”) described in Exhibit C attached hereto;

(d) Seller’s interest in all contracts, agreements, warranties and guaranties (the “Contracts”) described in Exhibit D attached hereto; and

(e) Seller’s interest in all building permits, certificates of occupancy, and other certificates, permits, licenses and approvals (the “Permits”) relating to the Real Property.

1.2 Property Approval Period. (a) During the period that commenced on April 20, 2006, and will end at 5:00 p.m., Pacific time on May 11, 2006 (the “Property Approval Period”), Buyer shall, in good faith and with diligence, at Buyer’s expense, review and investigate the physical and environmental condition of the Property, the character, quality and general utility of the Property, the zoning, land use, environmental and building requirements and restrictions applicable to the Property, the state of title to the Property, and the Leases. Buyer shall pay for the cost of any survey of the Property required by Buyer. Buyer shall determine, in its sole and

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absolute discretion, whether or not the Property is acceptable to Buyer within the Property Approval Period. If, during the Property Approval Period, Buyer determines, in its sole and absolute discretion, that the Property is not acceptable, Buyer shall have the right, by giving notice to Seller on or before the last day of the Property Approval Period, to terminate this Agreement. If Buyer exercises the right to terminate this Agreement in accordance with this section 1.2 or if Buyer does not notify Seller that Buyer elects to purchase the Property in accordance with this Agreement prior to the expiration of the Property Approval Period, then this Agreement shall terminate on the earlier of the date such termination notice is given by Buyer or the end of the Property Approval Period, in which event the Deposits (as hereinafter defined) and all interest thereon shall be returned to Buyer. If Buyer notifies Seller that Buyer does elect to purchase the Property in accordance with this Agreement prior to the end of the Property Approval Period, then this Agreement shall continue in full force and effect, and Buyer shall have no further right to terminate this Agreement pursuant to this section 1.2.

(b) From the date of this Agreement through Closing (as hereinafter defined) or the earlier termination of this Agreement, Seller shall permit Buyer and Buyer’s representatives to inspect and copy the files of Seller relating to the Property, including the Leases and any plans and specifications, Permits, soils and engineering reports, the environmental reports listed on Exhibit O, income and expense statements, books and records for the Property, bank statements relating to the Property, utility bills, information regarding capital expenditures made by Seller, lease files, surveys, and Contracts, but excluding appraisal and valuation reports and similar information, in the possession of Seller (collectively, and together with the Preliminary Report (defined below) and the underlying exception documents, the “Seller Diligence Documents”), and Seller shall provide Buyer and Buyer’s representatives with access to the Property at reasonable times during normal business hours on business days for the purposes of carrying out the responsibilities of Buyer pursuant to this section 1.2. Seller shall provide Buyer with a current rent roll for the Property within three (3) business days after the date of this Agreement, if not previously delivered to Buyer. Buyer acknowledges that the materials relating to the Property to be furnished by Seller to Buyer contain confidential and proprietary information. Buyer agrees to keep confidential, and not disseminate to any third party other than Buyer’s Agents (as defined below), or Buyer’s prospective lenders or investors, any non-public information, studies or reports that Buyer and/or Buyer’s employees, agents, contractors and representatives (collectively, “Buyer’s Agents”) obtain, from Seller or otherwise, or develop during or as a result of Buyer’s due diligence inspections (the “Due Diligence Information”). Buyer shall not use the Due Diligence Information in a way that is detrimental to Seller or for any purpose other than Buyer’s evaluating the proposed acquisition of the Property. If Buyer does not purchase the Property, the Seller Diligence Documents shall be delivered or returned to Seller immediately upon its request, and, except as required by law, neither Buyer nor Buyer’s Agents shall retain any copies, extracts or other reproductions of the Due Diligence Information, whether received from Seller or developed by or for Buyer. If Buyer or Buyer’s Agents are requested or required to disclose any Due Diligence Information, Buyer shall promptly notify Seller of such request or requirement so that Seller may, at its cost and expense, seek to avoid or minimize the required disclosure and/or to obtain an appropriate protective order.

(c) Buyer agrees that Seller shall have the right to have a representative present to observe all due diligence inspections conducted at the Property. Buyer acknowledges and agrees that any and all due diligence inspections shall be conducted in a manner not unreasonably

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disruptive to tenants or to the operation of the Property. With respect to tenant meetings, Seller agrees to permit Buyer reasonable opportunities to meet with each tenant; provided, however, that Seller shall have the right to have its property manager or a representative of Seller, at Seller’s election, present at all such meetings. Buyer shall arrange any desired tenant meetings with Seller by requesting any such meeting at least one (1) business day in advance, and if Seller or its representative cannot attend such meeting, Buyer shall have the right to attend the meeting without Seller. Provided Buyer elects to purchase the Property by giving notice to Seller pursuant to section 1.2(a) above, Buyer shall have the right to conduct such tenant interviews through the Closing Date (as hereinafter defined). Except as expressly set forth above, neither Buyer nor any of Buyer’s representatives shall contact any tenants or make any inquiries of any tenants of the Property, and neither Buyer nor its representatives, employees, agents, consultants or contractors shall interfere with the activity of tenants or any persons occupying or providing services at the Property.

(d) In conducting its due diligence, Buyer agrees to carry, or to require its agents, consultants and contractors who conduct the due diligence inspections at or on the Property to carry, not less than one million dollars ($1,000,000) comprehensive general liability insurance with a contractual liability endorsement that insures Buyer’s indemnity obligations under section 1.2(g) hereof, and Buyer shall provide Seller with written evidence of same. Buyer shall restore promptly any physical damage caused by its due diligence inspections. Buyer agrees to keep the Property free and clear of any liens that may arise as a result of Buyer’s activities and those of its agents, consultants and contractors at or on the Property. All activities undertaken in connection with Buyer’s due diligence activities shall fully comply with applicable laws and regulations, including laws and regulations relating to worker safety.

(e) Buyer shall not allow or conduct any intrusive physical or environmental testing, inspection or investigation of the Property, and nothing contained in this Agreement shall be deemed to grant Buyer any right of access to conduct intrusive physical or environmental testing, inspection or investigation of the Property, without first obtaining Seller’s prior written consent (which may be withheld in Seller’s reasonable discretion) as to the timing and scope of work to be performed and, upon request of Seller, entering into an additional agreement with respect thereto in a form acceptable to Seller. Prior to performing any environmental tests or studies on the Property beyond the scope of work generally performed in a “Phase I” environmental property assessment study, Buyer shall notify Seller of the scope of work intended to be performed and shall provide Seller an opportunity to confer, either directly or through Seller’s consultants, with Buyer’s environmental consultants in order to determine whether to consent to any sampling or testing of surface or subsurface soils, surface water or ground water. Seller may elect to deny Buyer permission to conduct intrusive testing or other inspections of the soils, surface water or ground water based on Seller’s determination, in its reasonable discretion, that such inspections are inadvisable.

(f) Buyer, at its sole cost, shall restore promptly any and all physical damage or injury caused by its due diligence inspections and shall return the Property substantially to the condition existing prior to such entry; it being understood, however, that Buyer shall not be responsible for damage due to the mere discovery of a pre-existing condition, but Buyer shall be responsible for any exacerbation of a pre-existing condition resulting from Buyer’s activities.

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(g) Buyer hereby indemnifies and agrees to protect, defend and hold harmless Seller and Seller’s members, employees, licensees, contractors, agents and invitees from and against any and all obligations, losses, injuries, damages, claims, liens, costs, expenses, demands, liabilities, penalties and investigation costs, including reasonable attorneys’ fees and costs (“Claims”), incurred in connection with or arising directly or indirectly out of or in any way connected with (i) Buyer’s due diligence inspections of the Property, or (ii) any act or omission by Buyer or Buyer’s Agents in connection with such due diligence inspections; provided, however, that Buyer shall not be liable to Seller under the foregoing indemnity for any Claims arising as a result of the mere discovery by Buyer of a pre-existing condition in or on the Property (but Buyer shall be responsible for any exacerbation of a pre-existing condition resulting from Buyer’s activities) or for Claims to the extent resulting from the gross negligence or intentional misconduct of Seller. This indemnity shall survive the termination or expiration of this Agreement for a period of one (1) year.

(h) Buyer previously has been provided with a Preliminary Report (the “Preliminary Report”) covering the Real Property from the Title Company (defined below) and with copies of the underlying recorded documents shown as exceptions in the Preliminary Report. Buyer may, by giving notice to Seller on or before the end of the Property Approval Period, object to any title exception in the Preliminary Report. Buyer shall be deemed to have approved title to the Property as shown in the Preliminary Report unless Buyer objects to any title exception in accordance with this section 1.2. If Buyer makes any such objection, Seller may, by giving notice to Buyer within five (5) business days after Seller’s receipt of Buyer’s objection notice, elect either to remove such objection or not to remove such objection; provided, however, that Seller shall be obligated to remove any mortgages to which Buyer objects in accordance with this section 1.2(h). Seller shall be deemed to have elected not to remove any such objection unless Seller elects or is obligated to remove any such objection in accordance with this section 1.2. If Seller elects or is obligated to remove any such objection, Seller shall remove the title exception in question on or before the Closing Date. If Seller elects (or is deemed to have elected) not to remove any such objection, Buyer shall have the right, by giving notice to Seller within three (3) business days after Buyer’s receipt of Seller’s election notice (or the expiration of Seller’s five-day response period if Seller does not respond), either to terminate this Agreement and receive a refund of the Deposits or to withdraw such objection and accept title to the Property subject to the title exception in question. If Buyer does not exercise the right to terminate this Agreement in accordance with this section 1.2, Buyer shall be deemed to have approved title to the Property subject to the exception in question and withdrawn such objection.

ARTICLE 2

Purchase Price

2.1 Amount and Payment. The total purchase price for the Property (the “Purchase Price”) shall be thirty-four million seven hundred thousand dollars ($34,700,000). At the Closing on the Closing Date, Buyer shall pay the total Purchase Price for the Property to Seller in cash in immediately available funds, subject to adjustments as provided in sections 8.3 through 8.5. Buyer shall deposit the Purchase Price, less the Deposits and subject to adjustments as provided in sections 8.3 through 8.5, into escrow with the Title Company at least one (1) business day prior to Closing.

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2.2 Deposits. Prior to the date of this Agreement, Buyer has deposited three hundred thousand dollars ($300,000) (together with all interest earned thereon, the “First Deposit”) in Escrow with First American Title Company (the “Title Company”). Within one (1) business day after the full execution of this Agreement, Buyer shall deposit the additional sum of one hundred thousand dollars ($100,000) (together with all interest earned thereon, the “Second Deposit”) in cash in immediately available funds in escrow with the Title Company. If Buyer elects to proceed with the purchase of the Property by delivering written notice to Seller prior to the expiration of the Property Approval Period in accordance with section 1.2 above, then Buyer shall, within one (1) business day after the end of the Property Approval Period, provide a deposit of six hundred thousand dollars ($600,000) (together with all interest earned thereon, the “Third Deposit”). The First Deposit, Second Deposit, and Third Deposit are collectively referred to herein as the “Deposits.” The Deposits shall be held by the Title Company in an interest-bearing account designated in writing by Buyer and approved in writing by Seller. If Seller and Buyer complete the purchase and sale of the Property in accordance with this Agreement, the Deposits shall be applied to payment of the total purchase price for the Property in accordance with section 2.1 hereof. If the purchase and sale of the Property is not completed and this Agreement terminates for any reason other than a default by Buyer under or a breach by Buyer of this Agreement, then the Deposits shall be returned to Buyer upon such termination of this Agreement.

2.3 Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED IN ACCORDANCE WITH THIS AGREEMENT AND THIS AGREEMENT TERMINATES BECAUSE BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT, THEN THE DEPOSITS (TO THE EXTENT ACTUALLY FUNDED) SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT, AND SUCH DEPOSITS SHALL BE RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY, OTHER THAN SELLER’S RIGHTS UNDER SECTION 9.2 HEREOF AND UNDER ANY INDEMNIFICATION PROVISIONS THAT SURVIVE CLOSING. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE DEPOSITS ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER DEFAULTS UNDER OR BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT. THE PAYMENT OF THE DEPOSITS TO SELLER AS LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES PROVIDED FOR HEREIN IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF SECTIONS 3275 OR 3369 OF THE CALIFORNIA CIVIL CODE, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND 1677 OF THE CALIFORNIA CIVIL CODE. BY SIGNING BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE, THE REASONABLENESS OF THE AMOUNT OF LIQUIDATED DAMAGES AGREED UPON, AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

SELLER’S INITIALS:	BUYER’S INITIALS:

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ARTICLE 3

Completion of Sale

3.1 Place and Date. The purchase and sale of the Property shall be completed in accordance with Article 8 hereof (the “Closing”). The Closing shall occur through escrow No. NCS-229085-SC with the Title Company at 1737 North First Street, Suite 100, San Jose, California 95112, on June 28, 2006 (the “Closing Date”), or at such other place or on such other date as Seller and Buyer agree in writing; provided, however, that Seller shall have the right to close on an earlier date, but in no event earlier than June 16, 2006, by giving Buyer at least ten (10) business days prior written notice of such election and specifying the new Closing Date. Prior to the Closing Date, Seller and Buyer each shall give appropriate written escrow instructions, consistent with this Agreement, to the Title Company for the Closing in accordance with this Agreement.

ARTICLE 4

Title and Condition

4.1 Title to the Property. Seller shall convey to Buyer good and marketable fee title to the Real Property, by a duly executed and acknowledged Grant Deed (the “Deed”) in the form of Exhibit E attached hereto, free and clear of liens, encumbrances, leases, easements, restrictions, rights, covenants and conditions, except the following (the “Permitted Exceptions”): (a) the matters shown as exceptions in the Preliminary Report and approved (or deemed to be approved) by Buyer pursuant to section 1.2 hereof, (b) the rights of Tenants under the Leases, (c) matters shown by a correct survey of the Property or a physical inspection of the Property, and (d) any other matters created, permitted or approved by Buyer.

4.2 Leases. Seller shall assign good title to Seller’s interest in the Leases to Buyer, by a duly executed Assignment of Leases (the “Assignment of Leases”) in the form of Exhibit F attached hereto, free and clear of liens, encumbrances, security interests and adverse claims.

4.3 Personal Property. Seller shall transfer good title to the Personal Property to Buyer, by a duly executed Bill of Sale (the “Bill of Sale”) in the form of Exhibit G attached hereto, free and clear of liens, encumbrances, security interests and adverse claims.

4.4 Contracts. Seller shall assign good title to Seller’s interest in the Contracts to Buyer, by a duly executed Assignment of Contracts (the “Assignment of Contracts”) in the form of Exhibit H attached hereto, free and clear of liens, encumbrances, security interests and adverse claims.

4.5 Permits. Seller shall assign good title to the Permits to Buyer, by a duly executed Assignment of Permits (the “Assignment of Permits”) in the form of Exhibit I attached hereto, free and clear of liens, encumbrances, security interests and adverse claims.

4.6 Acceptance of Title. Buyer’s acceptance of the Deed from Seller for the Real Property at the Closing on the Closing Date and the issuance of the Title Policy (defined below) to Buyer by the Title Company on the Closing Date shall conclusively establish that Seller

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conveyed the Property to Buyer as required by this Agreement and shall discharge in full Seller’s obligations under section 4.1 hereof with respect to title to the Real Property.

4.7 “AS IS” Sale.

(a) Prior to the date hereof or during the Property Approval Period:

(i) Buyer has or will have conducted all such inspections, investigations, tests, analyses, appraisals and evaluations of the Property (including for Hazardous Materials, as defined below) as Buyer considers necessary or appropriate (all of such inspections, investigations and reports being herein collectively called the “Investigations”); and

(ii) Seller has or will have made available to Buyer, and otherwise allowed Buyer access to, copies of the Seller Diligence Documents.

(b) Buyer has or will have reviewed, examined, evaluated and verified all Documents and the results of the Investigations to the extent it deems necessary or appropriate with the assistance of such experts as Buyer deemed appropriate. Buyer:

(i) is or will be familiar with the physical condition of the Property;

(ii) has or will have completed its due diligence with respect to the Property and the Seller Diligence Documents to its satisfaction;

(iii) is or will be acquiring the Property based exclusively upon its own investigations and inspections of the Property and the Seller Diligence Documents;

(iv) is experienced in the acquisition of real property similar to the Real Property;

(v) has and will have been represented by advisors and consultants (including counsel) of its choice in the transaction contemplated by this Agreement; and

(vi) recognizes the risks of acquiring and owning the Property and that an allocation of risk is intended by this Agreement.

(c) THE PROPERTY IS BEING SOLD, AND BUYER IS ACCEPTING POSSESSION OF THE PROPERTY ON THE CLOSING DATE, “AS IS, WHERE IS, WITH ALL FAULTS,” WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE EXCEPT FOR (a) SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 5.1 OF THIS AGREEMENT THAT SURVIVE THE CLOSING AND (b) THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE DEED (HEREIN COLLECTIVELY CALLED THE “SELLER’S WARRANTIES”). NONE OF SELLER, ITS COUNSEL OR BROKERS, NOR ANY PARTNER, MEMBER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF SELLER, ITS COUNSEL OR BROKER NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING (ALL OF WHICH PARTIES ARE HEREIN COLLECTIVELY CALLED THE “SELLER PARTIES”) HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN

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REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO BUYER WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN THE DOCUMENTS RELATING TO THE PROPERTY (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF BUYER’S INVESTIGATIONS OF THE PROPERTY, EXCEPT FOR THE SELLER’S WARRANTIES.

(d) BUYER HAS OR WILL HAVE HAD THE OPPORTUNITY TO CONDUCT TESTS AND INSPECTIONS TO CONFIRM INDEPENDENTLY ALL INFORMATION THAT BUYER CONSIDERS MATERIAL TO ITS PURCHASE OF THE PROPERTY OR THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EXCEPT FOR SELLER’S WARRANTIES, BUYER IS NOT RELYING ON (AND SELLER AND EACH OF THE OTHER SELLER PARTIES DOES HEREBY DISCLAIM AND RENOUNCE) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY OTHER SELLER PARTY, AS TO: (i) THE OPERATION OF THE PROPERTY OR THE INCOME POTENTIAL, USES, OR MERCHANTABILITY OR FITNESS OR ANY PORTION OF THE PROPERTY FOR A PARTICULAR PURPOSE; (ii) THE PHYSICAL CONDITION WHETHER VISIBLE OR NOT, OF THE PROPERTY OR THE CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON, INCLUDING, BUT NOT LIMITED TO, PLUMBING, SEWER, HEATING, VENTILATING AND AIR CONDITIONING, LIFE SAFETY, BUILDING MANAGEMENT, VERTICAL TRANSPORTATION, AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, FOUNDATIONS, SOILS AND GEOLOGY, INCLUDING HAZARDOUS MATERIALS, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON FOR A PARTICULAR PURPOSE; (iii) THE PRESENCE OR ABSENCE, LOCATION OR SCOPE OF ANY HAZARDOUS MATERIALS IN, AT, OR UNDER THE PROPERTY; (iv) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (v) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (vi) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE MUNICIPAL, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES, INCLUDING ZONING LAWS; (vii) THE ACCURACY OF ANY STATEMENTS, CALCULATIONS OR CONDITIONS STATED OR SET FORTH IN SELLER’S BOOKS AND RECORDS CONCERNING THE PROPERTY OR SET FORTH IN ANY OF SELLER’S OFFERING MATERIALS WITH RESPECT TO THE PROPERTY; (viii) THE DIMENSIONS OF THE PROPERTY OR THE ACCURACY OF ANY FLOOR PLANS, SQUARE FOOTAGE, LEASE ABSTRACTS, SKETCHES, REVENUE OR EXPENSE PROJECTIONS RELATED TO THE PROPERTY; (ix) THE OPERATING PERFORMANCE, THE INCOME AND EXPENSES OF THE PROPERTY OR THE ECONOMIC STATUS OF THE PROPERTY; (x) THE ABILITY OF BUYER TO OBTAIN ANY AND ALL NECESSARY GOVERNMENTAL APPROVALS OR PERMITS FOR BUYER’S INTENDED USE AND DEVELOPMENT OF THE PROPERTY OR ANY OF THE DOCUMENTS; (xi) THE LEASING STATUS OF THE PROPERTY OR THE INTENTIONS OF ANY PARTIES WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASE FOR ANY PORTION OF THE PROPERTY; AND (xii) SELLER’S OWNERSHIP OF ANY PORTION OF THE PROPERTY.

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(e) BUYER, FOR BUYER AND BUYER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FROM, AND WAIVES ALL CLAIMS AND LIABILITY, INCLUDING ENVIRONMENTAL LIABILITY (DEFINED BELOW), AGAINST SELLER AND SELLER PARTIES, AND THEIR SUCCESSORS AND ASSIGNS FOR OR ATTRIBUTABLE TO THE FOLLOWING:

(i) ANY AND ALL STATEMENTS OR OPINIONS HERETOFORE OR HEREAFTER MADE, OR INFORMATION FURNISHED, BY THEM TO BUYER OR ITS AGENTS OR REPRESENTATIVES, EXCEPT FOR SELLER’S WARRANTIES; AND

(ii) ANY STRUCTURAL, PHYSICAL OR ENVIRONMENTAL CONDITION AT THE PROPERTY, INCLUDING, WITHOUT LIMITATION, CLAIMS OR LIABILITIES RELATING TO THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS MATERIALS IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR, CONNECTED WITH OR ARISING OUT OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON ENVIRONMENTAL LAW.

(f) AFTER CLOSING, AS BETWEEN BUYER AND SELLER, THE RISK OF LIABILITY OR EXPENSE FOR ENVIRONMENTAL LIABILITIES, EVEN IF ARISING FROM EVENTS BEFORE CLOSING, WILL BE THE SOLE RESPONSIBILITY OF BUYER, REGARDLESS OF WHETHER THE ENVIRONMENTAL LIABILITIES WERE KNOWN OR UNKNOWN AT CLOSING. NOTWITHSTANDING THE FOREGOING, BUYER SHALL NOT ASSUME ANY LIABILITY SELLER MAY HAVE TO THIRD PARTIES FOR ENVIRONMENTAL LIABILITIES.

(g) As used herein “Environmental Law” means any international, federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, consent decree or judgment, in each case in existence as of the Closing Date, relating to pollution or protection of the environment, including those listed in Section 4.7(f) above. As used herein “Environment Liability” means any claim, demand, order, suit, obligation, liability, cost (including, without limitation, the cost of any investigation, testing, compliance or remedial action), consequential damages, loss or expense (including attorneys’ and consultants’ fees and expenses) arising out of, relating to or resulting from any Environmental Law or environmental, health or safety matter or condition, including natural resources, and related in any way to the Property or to this Agreement or its subject matter, in each case, whether arising or incurred before, on or after the Closing Date. As used herein “Hazardous Materials” means (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under any Environmental Law.

(h) This section 4.7 shall survive the Closing.

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4.8 Buyer’s Release. Without limiting the foregoing, Buyer hereby specifically waives with respect to matters covered by Section 4.7, the provisions of California Civil Code Section 1542, which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

Buyer hereby acknowledges that Buyer has carefully reviewed this subsection and discussed its impact with legal counsel, and that the provisions of this subsection are a material part of this Agreement.

Buyer’s Initials

ARTICLE 5

Representations and Warranties

5.1 Seller. The representations and warranties of Seller in this section 5.1 and in Seller’s Closing Certificate (as hereinafter defined) are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations and warranties of Seller. Such representations and warranties shall survive the Closing for only nine (9) months after the Closing Date, at which time such representations and warranties shall terminate. Seller represents and warrants to Buyer as of the date of this Agreement as follows:

(a) Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to do business and is in good standing in California. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller, and all required consents or approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) The Leases are accurately described in the Lease List. The Leases have not been amended or modified by Seller except as shown in the Lease List. The security deposits held by Seller under the Leases are correctly set forth in Exhibit J attached hereto. Seller has not received written notice that it is materially in default in the performance of any material covenant to be performed by the landlord under the Leases or that any tenant has any material claims or offsets against Seller pursuant to the Leases. To Seller’s knowledge, Seller has provided Buyer with complete copies of the Leases. Except as disclosed on Schedule 5.1: Seller has paid all tenant improvement costs, leasing commissions and other leasing costs applicable to the current term and space covered by the Leases; and, except as set forth in the Leases, no such costs are payable by the landlord in connection with any renewal or expansion after the Closing.

(c) To Seller’s knowledge, no underground storage tanks of any kind are located in, on or under the Real Property. Except as disclosed in the Environmental Reports, to Seller’s knowledge, neither Seller nor the Property currently is in violation of any Environmental Laws.

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(d) To Seller’s knowledge, Seller has received no written notice that there is any litigation, arbitration or other legal or administrative suit, action or proceeding pending against Seller relating to the Real Property or any part thereof that would materially affect the value of the Real Property. To Seller’s knowledge, Seller has received no written notice that there is any general plan, land use or zoning action or proceeding, or general or special assessment action or proceeding, or condemnation or eminent domain action or proceeding pending with respect to the Real Property or any part thereof.

(e) To Seller’s knowledge, all water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or reasonably necessary for the operation, use and occupancy of the Real Property are installed to the boundary lines of the Real Property and are adequate to service the Real Property.

(f) Seller is not a “foreign person” as defined in section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.

(g) Except for Cornish & Carey (“Broker”), Seller has not dealt with any real estate broker or finder in connection with the sale of the Property to Buyer or this Agreement.

(h) To Seller’s knowledge, the Seller Diligence Documents are true and complete.

(i) Seller does not have any employees.

As used hereon, “to Seller’s knowledge,” “to the knowledge of Seller” and similar phrases shall mean to the current actual knowledge of Rajiv Patel and Julie Herman, only, without investigation.

5.2 Buyer. The representations and warranties of Buyer in this section 5.2 and in Buyer’s Closing Certificate (as hereinafter defined) are a material inducement for Seller to enter into this Agreement. Seller would not sell the Property to Buyer without such representations and warranties of Buyer. Such representations and warranties shall survive the Closing for only nine (9) months after the Closing Date, at which time such representations and warranties shall terminate. Buyer represents and warrants to Seller as of the date of this Agreement as follows:

(a) Buyer is a limited liability company duly formed and validly existing under the laws of the State of Delaware. Buyer is duly qualified to do business and is in good standing in the State of California. Buyer has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary action on the part of Buyer and all required consents or approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

(b) Except for Broker, Buyer has not dealt with any real estate broker or finder in connection with the purchase of the Property from Seller or this Agreement.

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ARTICLE 6

Covenants

6.1 Seller. Seller covenants and agrees with Buyer as follows:

(a) In connection with section 7.2(b), at the Closing on the Closing Date, Seller shall execute and deliver to Buyer a Seller’s Closing Certificate (“Seller’s Closing Certificate”) in the form of Exhibit K attached hereto, certifying to Buyer that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date that would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(b) Between the date of this Agreement and the Closing Date, Seller shall not execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Permits in any material respect without the prior approval of Buyer, which approval shall not be unreasonably withheld prior to the end of the Property Approval Period, but may be withheld in Buyer’s sole discretion thereafter, unless Seller is obligated to take such action under the terms of any such Lease, Contract or Permit and except for Contracts that can be terminated without penalty on no more than thirty (30) days’ prior notice; provided, however, that Buyer’s consent shall be deemed given to any of the foregoing if Seller does not receive from Buyer its written approval or disapproval, as the case may be, of any such lease, amendment, modification, renewal, extension or termination, as applicable, within three (3) business days after Buyer has received from Seller a request for written approval of the same, together with a schedule listing the tenant improvement costs, leasing commissions and other costs, if any, associated therewith. If Buyer timely disapproves, Seller shall not enter into the applicable document. Buyer shall be responsible for all tenant improvement costs, leasing commissions and other costs associated with any new leases entered into between the date of this Agreement and the Closing Date in accordance with this section 6.1(b). Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business in accordance with sound property management practice, keep the Real Property and the Personal Property in good repair and working order and sound condition, promptly give Buyer copies of written notices received by Seller asserting any material breach or default under the Leases or the Contracts or any material violation of the Permits or any covenants, conditions, restrictions, laws, statutes, rules, regulations or ordinances applicable to the Real Property or the Personal Property, and perform when due Seller’s obligations under the Leases, the Contracts and the Permits in accordance with the Leases, the Contracts and the Permits and all applicable laws. Between the date of this Agreement and the Closing Date, Seller shall keep or cause to be kept in force property insurance covering all buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property insuring against risks of physical loss or damage, subject to standard exclusions, with such policy limits as Seller determines is prudent in the exercise of sound property management practices.

(c) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’

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fees and disbursements, that may be suffered or incurred by Buyer if any representation or warranty made by Seller in section 5.1 hereof or in Seller’s Closing Certificate was untrue or incorrect in any respect when made or that may be caused by any breach by Seller of any such representation or warranty. Notwithstanding the foregoing, Buyer shall not have the right to enforce any claim, nor shall Seller be liable in any way to Buyer, for a breach of a representation or warranty of Seller if the breach in question results from or is based on a condition, state of facts or other matter of which Buyer had actual knowledge prior to Closing. Furthermore, Seller shall have no liability to Buyer for a breach of any representation or warranty made by Seller under section 5.1 hereof or in Seller’s Closing Certificate unless written notice containing a description of the specific nature of such breach has been given by Buyer to Seller and Buyer shall have commenced an action against Seller with respect to such breach prior to the nine-month anniversary of the Closing Date and the amount of damage suffered by Buyer as a result of such breach is at least twenty-five thousand dollars ($25,000); and provided, however, in no event shall Seller’s liability with respect to the breach of Seller’s representations or warranties hereunder exceed one million dollars ($1,000,000) in the aggregate.

(d) In connection with section 7.2(d), Seller shall use reasonable efforts to obtain an Estoppel Certificate (the “Estoppel Certificate”) substantially in the form of Exhibit L attached hereto executed by each Tenant under the Leases and to deliver such Estoppel Certificate to Buyer before the Closing Date. Seller shall cooperate in good faith with Buyer to obtain a subordination, non-disturbance and attornment agreement (“SNDA”) from Safenet (the “Major Tenant”); provided, however, that Buyer’s receipt of such SNDA shall not be a condition to Buyer’s obligation to close.

(e) If the purchase and sale of the Property is completed in accordance with this Agreement, Seller shall pay the commission due Broker in accordance with the separate written agreement between Seller and Broker.

(f) Seller shall deliver a current rent roll to Buyer at least three (3) business days prior to the Closing Date.

6.2 Buyer. Buyer covenants and agrees with Seller as follows:

(a) At the Closing on the Closing Date, Buyer shall execute and deliver to Seller a Buyer’s Closing Certificate (“Buyer’s Closing Certificate”) in the form of Exhibit M attached hereto, certifying to Seller that all such representations and warranties are true and correct on and as of the Closing Date, with only such exceptions therein as are necessary to reflect facts or circumstances arising between the date of this Agreement and the Closing Date that would make any such representation or warranty untrue or incorrect on and as of the Closing Date.

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in section 5.2 hereof or in Buyer’s Closing Certificate was untrue or incorrect in any respect when made or that may be caused by any breach by Buyer of any such representation or warranty. Notwithstanding the foregoing, Seller shall not have the right to enforce any claim, nor shall Buyer be liable in any way to Seller, for a breach of a representation or warranty of Buyer if the breach in question results from or is based on a condition, state of

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facts or other matter of which Seller had actual knowledge prior to Closing. Furthermore, Buyer shall have no liability to Seller for a breach of any representation or warranty made by Buyer under section 5.2 hereof or in Buyer’s Closing Certificate unless written notice containing a description of the specific nature of such breach has been given by Seller to Buyer and Seller shall have commenced an action against Buyer with respect to such breach prior to the nine-month anniversary of the Closing Date.

6.3 Casualty Damage. If, before the Closing Date, the improvements on the Property are damaged by any insured casualty and the cost to restore such improvements, as reasonably determined by Buyer and Seller, is more than one million two hundred thousand dollars ($1,200,000), Buyer shall have the right, by giving notice to Seller within seven (7) days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate. If, before the Closing Date, the improvements on the Property are damaged by any casualty not covered by insurance and the cost to restore such improvements, as reasonably determined by Seller and Buyer, is more than four hundred thousand dollars ($400,000), Seller and Buyer each shall have the right, by giving notice to the other within seven (7) days after Seller gives notice of the occurrence of such casualty to Buyer, to terminate this Agreement, in which event this Agreement shall terminate and the Deposits shall be returned to Buyer. If, before the Closing Date, the improvements on the Property are damaged by any insured casualty and the cost to restore such improvements, as reasonably determined by Buyer and Seller, is one million two hundred thousand dollars ($1,200,000) or less, or the improvements on the Property are damaged by any casualty not covered by insurance and the cost to restore such improvements, as reasonably determined by Seller and Buyer, is four hundred thousand dollars ($400,000) or less, or either Seller or Buyer has the right to terminate this Agreement pursuant to either of the preceding sentences but neither Seller nor Buyer exercises such right, then this Agreement shall remain in full force and effect and, on the Closing Date, any insurance proceeds (or, if not theretofore received, the right to receive such proceeds) payable on account of the damage shall be transferred to Buyer and the amount of any deductible under the insurance policy to the extent of the restoration cost as reasonably determined by Seller and Buyer (or, in the case of an uninsured casualty, the restoration cost as reasonably determined by Seller and Buyer) shall be a credit to Buyer against the total purchase price for the Property. Seller shall give notice to Buyer reasonably promptly after the occurrence of any damage to the improvements on the Property by any casualty. Buyer and Seller acknowledge and agree that Seller does not carry earthquake insurance, and, therefore, damage caused by an earthquake shall be deemed damage caused by a casualty not covered by insurance. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.3 and the period of seven (7) days described in this section 6.3 has expired, and the restoration cost has been determined by Seller and Buyer.

6.4 Eminent Domain. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property that, as reasonably determined by Buyer, would render the Property unsuitable for Buyer’s intended use, Buyer shall have the right, by giving notice to Seller within seven (7) days after Seller gives notice of the commencement of such proceedings to Buyer, to terminate this Agreement, in which event this Agreement shall terminate and the Deposits shall be returned to Buyer. If, before the Closing Date, proceedings are commenced for the taking by exercise of the power of eminent domain of less than a material part of the Property, or if Buyer has the right to

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terminate this Agreement pursuant to the preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer reasonably promptly after Seller’s receiving notice of the commencement of any proceedings for the taking by exercise of the power of eminent domain of all or any part of the Property. If necessary, the Closing Date shall be postponed until Seller has given any notice to Buyer required by this section 6.4 and the period of seven (7) days described in this section 6.4 has expired.

ARTICLE 7

Conditions Precedent

7.1 Seller. The obligations of Seller under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.1. Seller may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Seller of any of its rights or remedies if Buyer defaults in the performance of any covenant or agreement to be performed by Buyer under this Agreement or if Buyer breaches any representation or warranty made by Buyer in section 5.2 hereof or in Buyer’s Closing Certificate. If any condition set forth in this section 7.1 is not fully satisfied or waived in writing by Seller, this Agreement shall terminate, but without releasing Buyer from liability if Buyer defaults in the performance of any such covenant or agreement to be performed by Buyer or if Buyer breaches any such representation or warranty made by Buyer before such termination.

(a) On the Closing Date, Buyer shall not be materially in default in the performance of any material covenant to be performed by Buyer under this Agreement.

(b) On the Closing Date, all representations and warranties made by Buyer in section 5.2 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Seller shall have received Buyer’s Closing Certificate, executed by Buyer, in which Buyer certifies to Seller that all representations and warranties made by Buyer in section 5.2 hereof are true and correct on and as of the Closing Date, without material adverse exceptions.

(c) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person unaffiliated with, and not acting on behalf of, Seller shall have been instituted against Seller that challenges the validity or legality of any of the transactions contemplated by this Agreement.

7.2 Buyer. The obligations of Buyer under this Agreement are subject to satisfaction of all of the conditions set forth in this section 7.2. Buyer may waive any or all of such conditions in whole or in part but any such waiver shall be effective only if made in writing. After the Closing, any such condition that has not been satisfied shall be treated as having been waived in writing. No such waiver shall constitute a waiver by Buyer of any of its rights or remedies if Seller defaults in the performance of any covenant or agreement to be performed by Seller under this Agreement or if Seller breaches any representation or warranty made by Seller

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in section 5.1 hereof or in Seller’s Closing Certificate. If any condition set forth in this section 7.2 is not fully satisfied or waived in writing by Buyer, this Agreement shall terminate, but without releasing Seller from liability if Seller defaults in the performance of any such covenant or agreement to be performed by Seller or if Seller breaches any such representation or warranty made by Seller before such termination.

(a) On the Closing Date, Seller shall not be materially in default in the performance of any material covenant to be performed by Seller under this Agreement.

(b) On the Closing Date, all representations and warranties made by Seller in section 5.1 hereof shall be true and correct in all material respects as if made on and as of the Closing Date and Buyer shall have received Seller’s Closing Certificate, executed by Seller, in which Seller certifies to Buyer that all representations and warranties made by Seller in section 5.1 hereof are true and correct on and as of the Closing Date, without material adverse exceptions. If Seller’s Closing Certificate does include any material adverse exceptions, Seller shall have the right, but not the obligation, upon written notice to Buyer, to postpone the Closing Date for up to twenty (20) days and to take any action available to Seller that Seller deems appropriate to allow Seller to deliver Seller’s Closing Certificate at Closing (as so postponed) without material adverse exception. If requested, Buyer shall cooperate in good faith with Seller in connection therewith. For purposes of this section 7.2(b), “material” shall mean any matter that would result in damages of, or decrease the value of the Property by, five hundred thousand dollars ($500,000).

(c) On the Closing Date, the Title Company shall be prepared to issue to Buyer an American Land Title Association Owner’s Policy of title insurance, with liability equal to the total purchase price for the Property, insuring Buyer that fee title to the Property is vested in Buyer subject only to the Permitted Exceptions (the “Title Policy”).

(d) On the Closing Date, Buyer shall have received an Estoppel Certificate substantially in the form of Exhibit L attached hereto, without material adverse exceptions and otherwise in accordance with the applicable Lease, executed by tenants occupying at least eighty percent (80%) of the leased rentable square footage of the Property and which shall, in any event, include the Major Tenant (the “Estoppel Threshold”); provided, however, that if the Estoppel Threshold has not been met by the Closing Date, then Seller shall have the right, but not the obligation, upon written notice to Buyer, to postpone the Closing Date for up to ten (10) days and to obtain additional estoppel certificates necessary to satisfy the Estoppel Threshold. In addition, Seller shall have the right to provide a landlord’s estoppel for tenants, other than the Major Tenant, occupying up to twenty percent (20%) of the leased rentable square footage of the Property in substantially the same form as the Estoppel Certificate attached hereto as Exhibit L, with appropriate knowledge qualifiers, in order to achieve the Estoppel Threshold, and otherwise in accordance with the applicable Lease.

(e) On the Closing Date, no judicial or administrative suit, action, investigation, inquiry or other proceeding by any person unaffiliated with, and not acting on behalf of, Buyer shall have been instituted against Buyer that challenges the validity or legality of any of the transactions contemplated by this Agreement.

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ARTICLE 8

Closing

8.1 Procedure. Seller and Buyer shall cause the following to occur at the Closing on the Closing Date:

(a) The Deed for the Property, duly executed and acknowledged by Seller and Buyer, shall be recorded in the Official Records of the county in which the Property is located.

(b) Seller shall date as of the Closing Date, execute and deliver to Buyer (i) the Assignment of Leases; (ii) the Bill of Sale, (iii) the Assignment of Contracts, (iv) the Assignment of Permits, (v) Seller’s Closing Certificate; (vi) a Certificate of Non-Foreign Status in accordance with section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder in the form of Exhibit N attached hereto; (vii) a California Form 593-C certifying that Seller has a permanent place of business in California, is qualified to do business in California or is exempt from California withholding on other grounds set forth in such certification; (viii) a notice to each of the tenants under the Leases in the form of Exhibit P attached hereto; and (ix) a notice to each of the third parties under the Contracts in the form of Exhibit Q attached hereto.

(c) Buyer shall date as of the Closing Date, execute and deliver to Seller (i) the Assignment of Leases, (ii) the Assignment of Contracts, and (iii) Buyer’s Closing Certificate.

(d) Seller shall deliver to Buyer the originals of any letters of credit delivered by tenants as security under the leases (the “LCs”) in Seller’s possession. Buyer acknowledges that the original LC for the Major Tenant currently is in the possession of the servicer of Seller’s existing mortgage encumbering the Property and such LC will not be released by the servicer until after Closing. Seller shall cause the Major Tenant’s original LC to be delivered to Buyer as soon as reasonably possible after Closing. Furthermore, Seller shall use commercially reasonable efforts (at Seller’s cost, unless the applicable tenants are obligated to pay such costs under their Leases) to assist Buyer in causing the LCs to be assigned to or re-issued in the name of Buyer at or immediately after Closing. After Closing and until such time as the LCs are assigned to or re-issued in the name of Buyer, at the request of Buyer, Seller shall make for Buyer any draws under the LCs that the landlord is entitled to make under the terms of the applicable Leases and pay to Buyer any sums drawn by Seller thereunder; provided, however, that Buyer shall indemnify Seller for any damage or claims resulting from improper draws Buyer directs Seller to make. The obligations of Buyer and Seller under this section 8.1(d) shall survive Closing.

(e) Buyer shall pay to Seller the Purchase Price for the Property in cash in immediately available funds in accordance with section 2.1 hereof.

(f) The Title Company shall issue to Buyer the Title Policy.

8.2 Possession. Subject to the Leases, Seller shall transfer possession of the Property to Buyer on the Closing Date. Seller shall, on the Closing Date, deliver to Buyer the Leases, Contracts, Permits, the Lease files and any other plans and specifications, certificates, licenses

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and approvals relating to the Property in the possession of Seller, which shall become the property of Buyer on the Closing Date. On the Closing Date, Seller shall send a letter to each Tenant notifying it that the Property has been sold to Buyer and directing such Tenant to pay future rent and other charges to Buyer at the address to be furnished by Buyer.

8.3 Closing Costs. Seller shall pay: the County documentary transfer tax in respect of the Grant Deed; the base (CLTA) premium (for standard coverage) for the Title Policy only; and the escrow fee charged by the Title Company. Buyer shall pay: the extended coverage (ALTA) portion of the premium for the Title Policy, any endorsements to the Title Policy requested by Buyer or its lender, any sales and/or use tax with respect to the Personal Property and the recording fee for the Deed. Each party shall pay its own attorneys’ fees.

8.4 Prorations. At least three (3) business days prior to Closing, Seller shall provide to Buyer a draft proration schedule and information and verification reasonably necessary to support such prorations schedule. Buyer and Seller shall use best efforts to finalize as many items on such proration schedule as possible before Closing. The items in subparagraphs (a) through (d) of this section 8.4 shall be prorated between Seller and Buyer based on the actual number of days in the applicable period, as of the end of the day immediately preceding the Closing Date, with Seller being entitled to income and obligated for expenses attributable to the period prior to the Closing Date, and Buyer being entitled to the income and obligated for expenses attributable to the Closing Date and thereafter.

(a) The current installment of real property taxes and assessments levied against the Property shall be prorated between Seller and Buyer as of the Closing Date on the basis of a thirty-day month. Buyer shall not be responsible for any supplemental taxes relating to the period prior to the Closing Date, regardless of when such supplemental taxes are actually assessed.

(b) Buyer shall receive a credit for any rent and other income (and any applicable state or local tax on rent) under the Leases collected by Seller before Closing that applies to any period after Closing. Uncollected rent and other uncollected income shall not be prorated at Closing. After Closing, Buyer shall apply all rent and income collected by Buyer from any Tenant, unless such Tenant properly identify the payment as being for a specific item, first to such Tenant’s then current monthly rental, then to such Tenant’s monthly rental for the month in which the Closing occurred and then to arrearages, if any, owed by such Tenant in the reverse order in which they were due, remitting to Seller, after deducting any actual out-of-pocket collection costs, any rent properly allocable to Seller’s period of ownership. Buyer shall bill and attempt to collect such rent arrearages in the ordinary course of business, but shall not be obligated to engage a collection agency or take legal action to collect any rent arrearages. Any rent or other income received by Buyer after Closing that is owed to Seller shall be remitted to Seller promptly after receipt. Any rent or other income received by Seller after Closing that is owed to Buyer shall be remitted to Buyer promptly after receipt.

(c) Seller or Buyer, as the case may be, shall receive a credit for regular charges under the Contracts paid and applicable to Buyer’s period of ownership or payable and applicable to Seller’s period of ownership, respectively.

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(d) The adjustment for utility charges shall be made on the basis of the most recently issued bills therefor, which are based on meter readings no earlier than thirty (30) days before the Closing Date. Such adjustment shall be reprorated when the next utility bills are received. Seller shall receive a credit for the amount of deposits, if any, with utility companies that are transferable and that are assigned to Buyer at the Closing.

(e) Buyer shall receive at Closing a credit in the full amount of the tenant improvement allowance to which CSwitch Corporation (“CSwitch”) may be entitled under the Lease dated as of May 2, 2006, between Seller and CSwitch (the “CSwitch Lease”), in the amount listed on Schedule 5.1 (the “CSwitch Allowance”), less any amounts paid by Seller prior to Closing with respect thereto. Buyer also shall receive at Closing a credit in the amount of the leasing commission due with respect to the CSwitch Lease, in the amount listed on Schedule 5.1, less any amounts paid by Seller prior to Closing with respect thereto. At least three (3) business days prior to Closing, Seller shall provide to Buyer evidence reasonably satisfactory to Buyer that any such payments have been made by Seller. CSwitch has the right to draw on the CSwitch Allowance only for certain costs and expenses as outlined in the CSwitch Lease, and CSwitch shall have no right to draw on the CSwitch Allowance after the sixth (6th) month anniversary of the Commencement Date (as defined in the CSwitch Lease) of Suite C (as defined in the CSwitch Lease) (the “Cut-Off Date”). Buyer shall provide Seller with copies of all draw requests made by CSwitch under the CSwitch Allowance promptly after such requests are made by CSwitch, and Buyer shall reimburse Seller for any portion of the CSwitch Allowance not drawn by CSwitch on or before the Cut-Off Date within ten (10) business days after the Cut-Off Date. The obligations of Buyer and Seller under this section 8.4(e) shall survive Closing.

8.5 Tenant Reconciliations and Post-Closing Adjustments. Within one hundred twenty (120) days after Closing, Buyer shall prepare and present to Seller for its review and approval, which approval or disapproval must be given within ten (10) business days after Seller’s receipt or Seller will be deemed to have approved the calculation, a calculation of the proration of operating expense pass-throughs and other items, other than real estate taxes and assessments, payable under the Leases based upon the actual amount of such items charged to or received by the parties for the preceding calendar year. The parties shall make the appropriate adjusting payment between them within thirty (30) days after presentment to Seller of Buyer’s calculation. Seller may inspect Buyer’s books and records related to the Property to confirm the calculation. Either party shall be entitled to a post-Closing adjustment for any incorrect proration or adjustment. The obligations of Buyer and Seller under this section 8.5 shall survive Closing.

8.6 Post-Closing Access. For a period of at least one (1) year after the Closing, upon reasonable prior notice and during normal business hours, Buyer shall provide Seller and Seller’s designated accountants and auditors with access to the books and records of the Property and all similar information relating to the period prior to the Closing Date. To the extent not previously delivered to Buyer, Seller shall provide, or cause to be provided, to Buyer and Dividend Capital copies of and shall grant Buyer and Dividend Capital access to, such factual information relating to the Property (the “Disclosure Information”) that is reasonably requested by Buyer and Dividend Capital and is in Seller’s possession or control, to enable Dividend Capital to make the necessary filings as and when such filings with the Securities and Exchange Commission (“SEC”) are required and to otherwise permit Dividend Capital to comply with laws applicable

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to public companies, generally. To the extent Seller has possession of any Disclosure Information, Seller shall allow Dividend Capital’s auditor to conduct such audits of the income statements of the Property for the year of Closing (to the date of Closing) and the two years prior to Closing and shall cooperate (at no cost to Seller) with Dividend Capital’s auditor in the conduct of such audits. Seller shall have no obligation to assume any liability as a result of such cooperation, and Buyer acknowledges and agrees that all Disclosure Information delivered by Seller to Buyer, Dividend Capital and its auditor will be delivered as a convenience only and that any reliance on or use of such Disclosure Information shall be at the sole risk of Buyer, Dividend Capital and its auditor. Buyer, on behalf of itself and Dividend Capital, acknowledges and agrees that none of Seller, any affiliate of the Seller or the person or entity that prepared such Disclosure Information delivered to Buyer, Dividend Capital or its auditor shall have any liability to Buyer, Dividend Capital or it auditor for any inaccuracy in or omission from any Disclosure Information. Buyer, on behalf of itself and Dividend Capital, acknowledges and agrees that Seller has owned the Property for approximately one (1) year, and Seller may or may not have any Disclosure Information relating to the period prior to the date Seller acquired the Property. The obligations of Buyer and Seller under this section 8.6 shall survive Closing.

ARTICLE 9

General

9.1 Notices. All notices and other communications under this Agreement shall be properly given only if made in writing and mailed by certified mail, return receipt requested, postage prepaid, or delivered by hand (including messenger or recognized delivery, courier or air express service), or by facsimile (if a copy of such notice also is sent the same day by hand delivery), to the party at the address set forth in this section 9.1 or such other address as such party may designate by notice to the other party. Such notices and other communications shall be effective on the date of receipt. If any such notice or other communication is not received or cannot be delivered due to a change in the address of the receiving party of which notice was not previously given to the sending party or due to a refusal to accept by the receiving party, such notice or other communication shall be effective on the date delivery is attempted. Any notice or other communication under this Agreement may be given on behalf of a party by the attorney for such party.

(a) The address of Seller is c/o Spear Street Capital, LLC, One Market Plaza, Steuart Tower, Suite 1010, San Francisco, California 94105, Attention: Mr. Rajiv Patel, email address: rpatel@spearstreetcapital.com, telephone number: (415) 222-7422, facsimile number: (415) 856-0348, with a copy to Spear Street Capital, LLC, One Market Plaza, Steuart Tower, Suite 1010, San Francisco, California 94105, Attention: Mr. John S. Grassi, email address: jgrassi@spearstreetcapital.com, telephone number: (415) 222-7421, facsimile number: (415) 856-0348, and with a copy to Pillsbury Winthrop, LLP, 2 Houston Center, 909 Fannin, 22nd Floor, Houston, Texas 77010, Attention: Laura E. Hannusch, Esq., email address: laura.hannusch@pillsburylaw.com, telephone number: (713) 425-7321, facsimile number (281) 582-6304. The email addresses and phone numbers provided above are for informational purposes only and are not effective means of providing notice under this Agreement.

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(b) The address of Buyer is c/o Westcore Properties, 235 Pine Street, Suite 1150, San Francisco, California 94104, Attention: Mr. Neil Johnson, email address: njohnson@westcore.net, telephone number: (415) 391-8400, facsimile number: (415) 391-8406, with a copy to Westcore Properties AC, LLC, c/o Westcore Properties, 4445 Eastgate Mall, Suite 210, San Diego, California 92121, Attention. Ms. Diane Robertson, email address: drobertson@westcore.net, telephone number: (858) 625-4100 ext. 223, facsimile number: (858) 678-0060, and a copy to Real Estate Law Group, LLP, 2330 Marinship Way, Suite 211, Sausalito, California 94965, Attention: Bonnie Frank, email address: bfrank@relg.com, telephone number: (415) 331-2555, facsimile number: (415) 331-7272. The email addresses and phone numbers provided above are for informational purposes only and are not effective means of providing notice under this Agreement.

9.2 Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.

9.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

9.4 Seller Default. If the Closing does not occur solely by reason of Seller’s default in the performance of its duties and obligations under this Agreement, Buyer shall have the right, as its sole and exclusive remedy, in lieu of all other remedies which Buyer might otherwise have hereunder at law or in equity, to either: (a) terminate this Agreement by written notice to Seller, in which event the Deposits shall be immediately returned to Buyer by the Title Company and Buyer shall be entitled to a reimbursement from Seller for Buyer’s actual out-of-pocket third party due diligence costs and expenses, in an amount not to exceed fifty thousand dollars ($50,000); or (b) require specific performance of this Agreement, with there to be no offset or reduction in the Purchase Price. Except as otherwise expressly provided in this section 9.4, Buyer shall have no further claims, rights or entitlements in the event of a default by Seller hereunder.

9.5 Construction. Seller and Buyer acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any document executed and delivered by either party in connection with the transactions contemplated by this Agreement. The captions in this Agreement are for convenience of reference only and shall not be used to interpret this Agreement.

9.6 Terms Generally. The defined terms in this Agreement shall apply equally to both the singular and the plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, corporations, partnerships, trusts, other legal entities, organizations and associations, and any government or governmental agency or authority. The

21

words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “approval,” “consent” and “notice” shall be deemed to be preceded by the word “written.”

9.7 Further Assurances. From and after the date of this Agreement, Seller and Buyer agree to do such things, perform such acts, and make, execute, acknowledge and deliver such documents as may be reasonably necessary or proper and usual to complete the transactions contemplated by this Agreement and to carry out the purpose of this Agreement in accordance with this Agreement.

9.8 Partial Invalidity. If any provision of this Agreement is determined by a proper court to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement and this Agreement shall remain in full force and effect without such invalid, illegal or unenforceable provision.

9.9 Waivers. No waiver of any provision of this Agreement or any breach of this Agreement shall be effective unless such waiver is in writing and signed by the waiving party and any such waiver shall not be deemed a waiver of any other provision of this Agreement or any other or subsequent breach of this Agreement.

9.10 Miscellaneous. The Exhibits attached to this Agreement are made a part of this Agreement. Neither Seller nor Buyer shall make any public announcement of this Agreement or the transactions contemplated by this Agreement without the prior consent of the other, unless any such announcement is reasonably necessary to comply with applicable law. Buyer shall not assign or transfer this Agreement, or any interest in or part of this Agreement, without the prior consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion; provided, however, that Buyer shall have the right, without Seller’s consent but with prior notice to Seller, to assign its rights and obligations under this Agreement to an entity in which Buyer or its affiliate and Dividend Capital or its affiliate collectively own one hundred percent (100%) of the ownership interests. For purposes of the preceding sentence, “affiliate” shall mean an entity for which Buyer or Diversified Capital, as applicable, controls the day-to-day decision making. No such assignment or transfer shall release Buyer from any obligation or liability under this Agreement. Subject to the foregoing, this Agreement shall benefit and bind Seller and Buyer and their respective personal representatives, heirs, successors and assigns. Time is of the essence of this Agreement. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same Agreement. This Agreement may not be amended or modified except by a written agreement signed by Seller and Buyer. This Agreement constitutes the entire and integrated agreement between Seller and Buyer relating to the purchase and sale of the Property and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the sale of the Property.

22

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

JAY STREET, LLC, a Delaware limited liability company

By	/s/ John S. Grassi
Its	John S. Grassi
President

WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company

By	/s/ Donald Ankeny

Its	President

23

DESCRIPTION OF PROPERTY

All of the real property located in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

ALL THAT PORTION OF LAND DESCRIBED AS “PARCEL 1” IN THAT CERTAIN NOTICE OF LOT LINE ADJUSTMENT FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA ON AUGUST 11, 1998 UNDER RECORDER’S SERIES NO. 14328763, OFFICIAL RECORDS, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

THAT CERTAIN REAL PROPERTY SITUATED IN THE STATE OF CALIFORNIA, COUNTY OF SANTA CLARA, CITY OF SANTA CLARA, BEING ALL OF LOT 14, TRACT NO. 2971, AS SHOWN ON MAP FILED IN BOOK 253, PAGES 28 AND 29, OF MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY, AND ALL OF PARCEL B, AS SHOWN ON THAT CERTAIN MAP ENTITLED, “PARCEL MAP LOTS 13, 24 & 25 TRACT #2971 CITY OF SANTA CLARA, CALIFORNIA FOR COLDWELL BANKER & CO.”, FILED IN BOOK 289 OF MAPS, AT PAGE 8, IN THE OFFICE OF SAID RECORDER, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWESTERLY CORNER OF SAID PARCEL B; THENCE NORTHERLY ALONG THE NORTHWESTERLY BOUNDARY OF SAID PARCEL, NORTH 01° 00’ 10” EAST A DISTANCE OF 600.00 FEET; THENCE SOUTH 88° 59’ 50” EAST A DISTANCE OF 546.06 FEET, THENCE SOUTH 00° 59’ 48” WEST A DISTANCE OF 300.00 FEET; THENCE NORTH 88° 59’ 50” WEST A DISTANCE OF 65.00 FEET; THENCE SOUTH 00° 59’ 48” WEST A DISTANCE OF 300.00 FEET; THENCE NORTH 88° 59’ 50” WEST A DISTANCE OF 481.12 FEET TO THE POINT OF BEGINNING.

PARCEL TWO:

AN EASEMENT FOR AN UNDERGROUND STORM DRAINAGE PIPELINE AND INCIDENTAL PURPOSES THERETO AS GRANTED IN THAT CERTAIN GRANT OF STORM DRAINAGE EASEMENT, RECORDED FEBRUARY 27, 1998, UNDER RECORDER’S SERIES NO. 14075938, OFFICIAL RECORDS OVER THE FOLLOWING DESCRIBED PROPERTY:

A 15.00 FOOT WIDE STRIP OF LAND SITUATE IN THE CITY OF SANTA CLARA, COUNTY OF SANTA CLARA, STATE OF CALIFORNIA AND BEING A PORTION OF PARCEL “A”, AS SAID PARCEL IS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN BOOK 288 OF MAPS AT PAGE 54, RECORDS OF SANTA CLARA COUNTY, THE WEST LINE OF SAID STRIP BEING DESCRIBED AS FOLLOWS:

BEGINNING AT POINT ON THE WESTERLY LINE OF SAID PARCEL “A”, DISTANCE THEREON SOUTH 0° 59’ 48” WEST 10.55 FEET FROM THE MOST NORTHWESTERLY CORNER OF SAID PARCEL “A”, SAID POINT BEING ON SOUTHERLY LINE OF THAT

Exhibit A - 1

10 FOOT STORM DRAIN EASEMENT, RECORDED IN BOOK 8230 AT PAGE 344, OFFICIAL RECORDS OF SANTA CLARA COUNTY;

THENCE ALONG SAID WESTERLY LINE OF SAID PARCEL “A”, SOUTH 0° 59’ 48” WEST 258.51 FEET TO A POINT ON SAID WESTERLY LINE DISTANT SOUTH 00° 59’ 48” WEST 7.50 FEET FROM THE NORTHEAST CORNER OF PARCEL 14, AS SAID PARCEL 14 IS SHOWN ON THE MAP OF TRACT NO. 2971, FILED FOR RECORD IN BOOK 253 OF MAPS AT PAGE 28, SANTA CLARA COUNTY RECORDS, SAID POINT BEING THE TERMINUS OF SAID STRIP BEING DESCRIBED.

THE SIDELINES OF SAID 15.00 FOOT WIDE STRIP TO BE PROLONGED OR SHORTENED TO TERMINATE ON SAID SOUTHERLY LINE OF SAID 10 FOOT STORM DRAIN EASEMENT.

APN: 224-09-177

Exhibit A - 2

LEASE LIST

TENANT:	CSwitch. Corporation, a Delaware corporation
DATE OF LEASE:	July 16, 2004
AMENDED:	None
PREMISES:	3101 Jay Street, Santa Clara, California
OTHER:	None

TENANT:	CSwitch Corporation, a Delaware corporation
DATE OF LEASE:	May 2, 2006
AMENDED:	None
PREMISES:	3131 Jay Street, Santa Clara, California
OTHER:	None
OTHER:	None

TENANT:	Long Board, Inc., a California corporation
DATE OF LEASE:	March 18, 2003
AMENDED:	First Amendment: November 21, 2005
PREMISES:	3121 Jay Street, Santa Clara, California
OTHER:	None

TENANT:	Safenet, Inc., a Delaware corporation, as the successor in interest to Cylink Corporation, a California corporation, the original tenant
DATE OF LEASE:	May 10, 1999
AMENDED:	First Amendment: August 5, 1999
Second Amendment: October 30, 2002
Amendment to Acceptance Agreement: November 2, 1999
Assignment & Assumption: September 1, 2004
Sublease Agreement: September 29, 2004
Consent of Landlord: October 7, 2004
PREMISES:	3151 Jay Street, Santa Clara, California
OTHER:	None

TENANT:	SideStep, Inc., a Delaware corporation
DATE OF LEASE:	December 4, 2003
AMENDED:	None
PREMISES:	3131 Jay Street, Santa Clara, California
OTHER:	None

TENANT:	Tavant Technologies, Inc., a Washington corporation
DATE OF LEASE:	August 1, 2003
AMENDED:	First Amendment: November 18, 2003
PREMISES:	3101 Jay Street, Santa Clara, California
OTHER:	None

Exhibit B

TENANT:	Vormetric, Inc.
DATE OF LEASE:	April 15, 2003
AMENDED:	None
PREMISES:	3131 Jay Street, Santa Clara, California
OTHER:	None

Exhibit B

PERSONAL PROPERTY

Furniture numbers below are approximate.

Safenet

3151 Jay Street

23	Task chairs
15	Misc. chairs
32	Cafeteria chairs
20	Conference room chairs
7	Desk chairs
12	Chasworth racks
2	Credenza
79	Cubicles, 8x10 - each has 1 corner, 2 surfaces, pedestal, desk chair, overhead cabinet
13	Office chairs
8	High box lockers
1	Lobby couch
1	Lucent Definity phone switch
1	Octel Voice Mail system
1	Photo badge camera & computer
20	Pallet racks
1	Reception station
61	Shelves (24x72)
1	Conference table (16 ft)
1	Conference table
71	Training rooms
1	UPS for building
1	UPS for CPU room
1	UPS for PBX
34	Work tables
1	Xerox 255 ST doc center
1	Xerox 340 doc center

Exavio

3121 Jay Street

42	Workstations
86	Chairs
4	Wood tables
6	Round tables
4	File cabinets
1	Bookcase
11	Desks
1	Credenza

Exhibit C

Approximate Furniture Inventory

Sidestep

3131 Jay Street

32	Cubicles
65	Chairs
2	Wood tables
1	Small table
2	Round tables
8	4 drawer vertical file cabinets
4	Credenzas
4	Bookcases
10	White boards/cork boards
5	Storage racks

Tavant

3101 Jay Street

50	Cubicles
102	Chairs
1	Wood table
6	Metal tables
7	Round tables
1	4 drawer vertical file cabinet
4	5 drawer vertical file cabinet
2	Metal bookcases
47	White boards
1	Cork board
1	Metal mail sorter

CSwitch

3131 Jay Street

40	Cubicles
2	Partitioned Tables
1	Small Wood Round Table
2	Wood Bookshelve
1	Large Wood Conference Table
21	2 drawer vertical file cabinet (wide)
7	2 drawer vertical file cabinet (narrow)
2	4 drawer vertical file cabinet
6	5 drawer vertical file cabinet
38	3 drawer vertical file cabinet
10	White boards

Exhibit C

Approximate Furniture Inventory

Vormetric

3131 Jay Street

9	Wood desks
3	Metal desks
6	Credenzas
58	Cubicles
181	Chairs
1	Sofa
16	Wood tables
5	Metal tables
1	Folding table
19	Work benches
5	Typing stand
25	4 drawer vertical file cabinets
14	5 drawer lateral file cabinets
9	2 drawer lateral file cabinets
27	Wood bookcase
5	Metal bookcase
15	White boards
3	Projection screens
1	Cork board
1	Easel

Vacant Suite, 2nd Floor

3131 Jay Street

39	Cubicles
3	Round tables
14	White boards
1	Conference table

Long Board, Inc.

3121 Jay Street

1	Conference tables (12’x 47”)
10	Conference chairs
1	White board
1	Conference table (12’x49”)
12	Conference chairs
1	Projection screen
1	Conference table (8’x48”)
6	Conference chairs

Exhibit C

Approximate Furniture Inventory (cont’d)

1	White board
6	Conference table (7’x36”)
6	Conference chairs
6	3 drawer file cabinets
1	Conference table (8’x46”)
6	Conference chairs
1	White Board
7	Desk chairs (green)
1	Conference table (8’x42”)
2	Tables – 48” round
124	Cubicles
73	Desk chairs (purple)
15	Office desks
8	Side chairs
5	Side chairs
3	File cabinets
6	Bookshelves
8	Lab chairs (rolling)

Exhibit C

CONTRACTS

Service Contract between Lincoln Property Company (“Lincoln”, as agent for Seller) and Bamacor, Inc. dated March 7, 2006.

Service Contract between Lincoln and BFI Waste Services, dated February 14, 2006.

Service Contract between Orchard Jay Investors, LLC and Crane Pest Control dated April 1, 2000. Assigned to Lincoln on September 8, 2005.

Service Contract between Orchard Jay Investors, LLC and Jensen Landscape Services, not dated. Assigned to Lincoln on September 13, 2005.

Service Contract between Lincoln and Kristar (d.b.a. Drainage Protection Systems) dated April 28, 2006.

Property Management Agreement between Jay Street, LLC and LPC West, LLC dated August 9, 2005. [Seller will terminate this agreement at Closing]

Service Contract between Lincoln and M.J. Mechanical Services, Inc. dated November 10, 2005 (3101 Jay Street).

Service Contract between Lincoln and M.J. Mechanical Services, Inc. dated November 10, 2005 (3131 Jay Street).

Service Contract between Lincoln and Pro-Sweep, Inc. dated October 20, 2005.

Service Contract between Lincoln and Protection Service Industries, L.P. dated October 5, 2005.

Service Contract between Lincoln and Republic Elevator Company dated October 1, 2005.

Service Contract between Lincoln and Waste Management of Santa Clara County dated March 13, 2006.

Exhibit D

GRANT DEED

Recorded at Request of,

When Recorded Mail to,

and Mail Tax Statements to:

_________________________

_________________________

_________________________

GRANT DEED

In accordance with Section 11932 of the California Revenue and Taxation Code, Grantor has declared the amount of the transfer tax that is due by a separate statement that is not being recorded with this Grant Deed.

For valuable consideration, receipt of which is acknowledged, JAY STREET, LLC, a Delaware limited liability company (“Grantor”), hereby grants to WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company, (“Grantee”), the real property in the City of Santa Clara, County of Santa Clara, State of California, described in Exhibit A attached hereto and made a part hereof (the “Property”).

THE PROPERTY IS BEING SOLD, AND GRANTEE IS ACCEPTING POSSESSION OF THE PROPERTY ON THE DATE HEREOF, “AS IS, WHERE IS, WITH ALL FAULTS.” NONE OF GRANTOR, ITS COUNSEL OR BROKERS, NOR ANY PARTNER, OFFICER, DIRECTOR, EMPLOYEE, AGENT OR ATTORNEY OF GRANTOR, ITS COUNSEL OR BROKER NOR ANY OTHER PARTY RELATED IN ANY WAY TO ANY OF THE FOREGOING HAVE OR SHALL BE DEEMED TO HAVE MADE ANY VERBAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTEES (WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) TO GRANTEE WITH RESPECT TO THE PROPERTY, ANY MATTER SET FORTH, CONTAINED OR ADDRESSED IN ANY DOCUMENTS RELATING THERETO (INCLUDING, BUT NOT LIMITED TO, THE ACCURACY AND COMPLETENESS THEREOF) OR THE RESULTS OF GRANTEE’S INVESTIGATIONS OF THE PROPERTY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF GRANTOR SET FORTH IN SECTION 5.1 OF THE PURCHASE AGREEMENT DATED AS OF MAY 3, 2006, BETWEEN GRANTOR AND GRANTEE.

Dated:                     , 2006.

[Signatures Contained on Following Page]

Exhibit E - 1

JAY STREET, LLC, a Delaware limited liability company

By
Its

WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company

By
Its

Exhibit E - 2

EXHIBIT A

GRANT DEED

All of the real property in the City of Santa Clara, County of Santa Clara, State of California, described as follows:

Exhibit E - 3

STATE OF CALIFORNIA,	)
	)	ss.
County of .	)

On                     , 2006, before me,                                                                                       , a Notary Public in and for the State of California, personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature	(Seal)

STATE OF CALIFORNIA,	)
	)	ss.
County of .	)

On                     , 2006, before me,                                                                                           , a Notary Public in and for the State of California, personally appeared                                                              , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he or she executed the within instrument in his or her authorized capacity and that, by his or her signature on the within instrument, the person or entity upon behalf of which he or she acted executed the within instrument.

WITNESS my hand and official seal.

Signature	(Seal)

Exhibit E - 4

ASSIGNMENT OF LEASES

THIS ASSIGNMENT, made as of                     , 2006, by and between JAY STREET, LLC, a Delaware limited liability company (“Seller”), and WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Buyer”),

WITNESSETH:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1. Assignment and Assumption.

(a) Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the leases (the “Leases”) described in Exhibit A attached hereto and made a part hereof, free and clear of liens, encumbrances, security interests and adverse claims.

(b) Buyer hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Leases to be performed by the landlord thereunder that arise or accrue from and after the date of this Assignment.

2. Indemnification.

(a) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform the obligations of the landlord under the Leases before the date of this Assignment.

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform the obligations of the landlord first arising or accruing under the Leases on or after the date of this Assignment.

3. Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

Exhibit F - 1

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

6. Severability. If one or more provisions of this Assignment are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Assignment shall be enforceable in accordance with its terms.

7. Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Assignment, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first hereinabove written.

JAY STREET, LLC, a Delaware limited liability company

By
Its

WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company

By
Its

Exhibit F - 2

BILL OF SALE

For valuable consideration, receipt of which is acknowledged, JAY STREET, LLC, a Delaware limited liability company (“Seller”), hereby sells, assigns, transfers and delivers to WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Buyer”), all of the personal property described in Exhibit A attached hereto and made a part hereof (the “Personal Property”), free and clear of liens, encumbrances, security interests and adverse claims.

SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT HAS BECOME ANY BASIS OF THIS BARGAIN, AND FURTHER, SELLER HAS MADE NO AFFIRMATION OF FACT OR PROMISE RELATING TO THE PERSONAL PROPERTY THAT WOULD CONFORM TO ANY SUCH AFFIRMATION OR PROMISE. SELLER DISCLAIMS ANY WARRANTY OF FITNESS FOR ANY PARTICULAR PURPOSE WHATEVER WITH RESPECT TO THE PERSONAL PROPERTY. THE PERSONAL PROPERTY IS SOLD ON AN “AS IS” BASIS

Dated:                     , 2006.

JAY STREET, LLC, a Delaware limited liability company

By
Its

Exhibit G

ASSIGNMENT OF CONTRACTS

THIS ASSIGNMENT, made as of                     , 2006, by and between JAY STREET, LLC, a Delaware limited liability company (“Seller”), and WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Buyer”).

W I T N E S S E T H:

For valuable consideration, receipt of which is acknowledged, Seller and Buyer agree as follows:

1. Assignment and Assumption.

(a) Seller hereby assigns and transfers to Buyer all right, title and interest of Seller in, to and under the contracts (the “Contracts”) described in Exhibit A attached hereto and made a part hereof, free and clear of liens, encumbrances, security interests and adverse claims.

(b) Buyer hereby accepts the foregoing assignment, and assumes and agrees to perform all of the covenants and agreements in the Contracts to be performed by Seller thereunder that arise or accrue from and after the date of this Assignment.

2. Indemnification.

(a) Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Seller to perform the obligations of Seller under the Contracts before the date of this Assignment.

(b) Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are caused by any failure by Buyer to perform the obligations of Seller first arising or accruing under the Contracts on or after the date of this Assignment.

3. Further Assurances. Seller and Buyer agree to execute such other documents and perform such other acts as may be reasonably necessary or proper and usual to effect this Assignment.

4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of California.

Exhibit H - 1

5. Successors and Assigns. This Assignment shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective personal representatives, heirs, successors and assigns.

6. Severability. If one or more provisions of this Assignment are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Assignment shall be enforceable in accordance with its terms.

7. Attorneys’ Fees. If there is any legal action or proceeding between Seller and Buyer arising from or based on this Assignment, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first herein above written.

JAY STREET, LLC, a Delaware limited liability company

By
Its

WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company

By
Its

Exhibit H - 2

ASSIGNMENT OF PERMITS

For valuable consideration, receipt of which is acknowledged, JAY STREET, LLC, a Delaware limited liability company (“Seller”), hereby assigns and transfers to WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company, all of Seller’s right, title and interest in, to and under the Permits relating to the real property located at 3101, 3121, 3131 and 3151 Jay Street, Santa Clara, California, free and clear of liens, encumbrances, security interests and adverse claims.

Dated:                     , 2006.

JAY STREET, LLC, a Delaware limited liability company

By
Its

Exhibit I

SECURITY DEPOSITS

Landlord holds the following security deposits in the form of cash:

Exavio:	$28,131.30
Sidestep:	$12,938.10
Tavant:	$12,178.01
Vormetric:	$31,114.80

Seller holds the following security deposits in the form of letters of credit:

CSwitch:	$45,565.59 issued by Bank of America; beneficiary is Jay Street, LLC
LongBoard:	$50,000.00 issued by Greater Bay Bancorp; beneficiary is Jay Street, LLC

LaSalle Bank (lender on current loan) holds the following security deposits in the form of a letter of credit:

Cylink*:	$667,623.60 issued by Silicon Valley Bank; beneficiary is LaSalle Bank

*	Safenet is the successor in interest to Cylink.

Exhibit J

SELLER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, JAY STREET, LLC, a Delaware limited liability company (“Seller”), hereby certifies to WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Buyer”), that all representations and warranties made by Seller in section 5.1 of the Purchase Agreement (the “Purchase Agreement”) dated May 3, 2006, between Seller and Buyer are true and correct on and as of the date of this Certificate. This Certificate is executed by Seller and delivered to Buyer pursuant to the Purchase Agreement.

Dated:                     , 2006.

JAY STREET, LLC, a Delaware limited liability company

By
Its

Exhibit K

ESTOPPEL CERTIFICATE

TENANT:
DATE OF LEASE:
PREMISES: Jay Street, Suite
Santa Clara, California

ESTOPPEL CERTIFICATE

To:

Re:	Lease dated , between (“Landlord”) and , a (“Tenant”)

The undersigned hereby certifies to                      (“Buyer”) as follows:

l. The undersigned is the “Tenant” under the above-referenced lease (“Lease”) covering the above-referenced Premises (“Premises”). The following is a true and correct list of all amendments, modifications and supplements to the Lease (collectively, the “Lease Modifications”):

a.

b.

c.

d.

e.

f.

g.

h.

For purposes hereof, all references to the “Lease” shall include the original lease agreement and all of the Lease Modifications thereto.

Exhibit L

2. The Lease constitutes the entire agreement between Landlord and Tenant with respect to the Premises and the Lease has not been modified, changed, altered or amended in any respect except as set forth above. The Lease is in full force and effect.

3. The term of the Lease commenced on                     ,         , and, taking into account any previously exercised options and all exercised renewal terms, will expire on                     ,        . Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant’s leasehold interest. All improvements to be constructed on the Premises by Landlord have been completed and accepted by Tenant and Landlord has paid in full all construction allowances and any allowances and inducements due and payable to Tenant.

4. As of the date of this Estoppel Certificate, to the best knowledge of Tenant, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord. To the best of Tenant’s knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord.

5. Tenant is currently obligated to pay rental in monthly installments of $                     per month as base rent and $                     per month as operating costs, common area expenses, taxes and other pass-throughs (collectively, “Operating Expenses”) (taking into account all Consumer Price Index adjustments and other adjustments pursuant to the terms of the Lease), and monthly installments of base rent and Operating Expenses have been paid through                     , 2006.

6. Operating Expenses [INSERT IF APPLICABLE: are based upon                      base year and] are presently included in Tenant’s monthly rental installments as specified in section 5 above. No base rent or Operating Expenses have been paid more than one (1) month in advance. Tenant has no claim or defense against Landlord under the Lease and is asserting no offsets or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $                     which was paid pursuant to the Lease.

7. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Premises other than as Tenant under the Lease.

8. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part, except as set forth in the Lease. Tenant has no right to renew or extend the terms of the Lease, except as set forth in the Lease.

9. Tenant has no preferential right to parking spaces, except as set forth in the Lease.

10. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession, except as set forth in the Lease.

Exhibit L

11. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

This Estoppel Certificate is made to Buyer in connection with the prospective purchase by Buyer or Buyer’s assignee, of the property of which the Premises is a part. This Estoppel Certificate may be relied on by Buyer, and any other party who acquires an interest in the Premises in connection with such purchase and any person or entity which may finance such purchase.

Dated this day of , 2006

“TENANT

By:
Name:
Its:

Exhibit L

BUYER’S CLOSING CERTIFICATE

For valuable consideration, receipt of which is acknowledged, WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company (“Buyer”), hereby certifies to JAY STREET, LLC, a Delaware limited liability company (“Seller”), that all representations and warranties made by Buyer in section 5.2 of the Purchase Agreement (the “Purchase Agreement”) dated May 3, 2006, between Seller and Buyer are true and correct on and as of the date of this Certificate. This Certificate is executed by Buyer and delivered to Seller pursuant to the Purchase Agreement.

Dated:                     , 2006.

WESTCORE PROPERTIES AC, LLC, a Delaware limited liability company

By
Its

Exhibit M

CERTIFICATE OF NONFOREIGN STATUS

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by JAY STREET, LLC, a Delaware limited liability company (“Seller”), the undersigned (“SSC”), who is the sole member of Seller, hereby certifies the following on behalf of SSC:

1. SSC is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. SSC’s U.S. employer identification number is _____________________;

3. SSC’s office address is c/o Street Capital, LLC, One Market Plaza, Steuart Tower, Suite 1010, San Francisco, California 94105, Attention: Mr. John S. Grassi; and

4. SSC is not a “disregarded entity” as defined under the Internal Revenue Code and Income Tax Regulations.

SSC understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certificate and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of SSC.

Dated:                     , 2006.

SSC I, L.P., a Delaware limited partnership

By	SPEAR STREET CAPITAL, LLC, a Delaware limited liability company, its general partner

	By	GRASSI HOLDINGS, LLC, a Delaware limited liability company, its manager

By
John S. Grassi Sole Member

Exhibit N

LIST OF ENVIRONMENTAL REPORTS

REPORT	Summary Report, Peer Review, 3151 Santa Clara, California
CONSULTANT	Golder Associates (Steve Lofholm)
DATE	April 16, 2005
OTHER	None

REPORT	Teleconference memo with Vince Christian at the Regional Water Quality Control Board, San Francisco Bay Region
CONSULTANT	Golder Associates (Steve Lofholm)
DATE	April 14, 2005
OTHER	None

REPORT	Phase I Environmental Site Assessment
CONSULTANT	Eckland
DATE	February 25, 2005
OTHER	Comm. No. 2005-04338-0007

REPORT	Updated Phase I Environmental Site Assessment
CONSULTANT	PES Environmental, Inc.
DATE	October 21, 1999
OTHER	None

REPORT	Results of Screening-Level Modeling to Assess Potential Incremental Human-Health Risks Resulting from Inhalation of Chemical Emitted from the Air Stripper Located at 3151 Jay Street (EKI 970098)
CONSULTANT	Erler & Kalinowski
DATE	February 24, 1998
OTHER	None

REPORT	Phase I Environmental Site Assessment and Phase II Groundwater Investigation
CONSULTANT	PES Environmental, Inc.
DATE	November 10, 1997
OTHER	Parcels 224-09-71 and 224-09-128

REPORT	Letter written by the California Regional Water Quality Control Board Letter regarding Site Cleanup Requirement for Fairchild semiconductor corporation Micro Power Systems, Inc.
CONSULTANT	N/A
DATE	August 6, 1992
OTHER	File No. 2189.8191

Exhibit O

REPORT	License Agreement pertaining to the Air Stripper
CONSULTANT	N/A
DATE	March 11, 1992
OTHER	None

REPORT	Third Quarter 2004 Self Monitoring Report Fairchild Semiconductor Corporation / Micro Power Systems, Inc.
CONSULTANT	NA
DATE	October 29, 2004
OTHER	None

REPORT	Semiannual Status Report, January 1 to June 30, 2004
CONSULTANT	RMT
DATE	July 28, 2004
OTHER	None

REPORT	Letter to Orchard Properties from Schlumberger Technology Corp.
CONSULTANT	NA
DATE	February 25, 1998
OTHER	None

Exhibit O

FORM OF TENANT NOTICE

_____________________, 2006

_____________________________

_____________________________

_____________________________

_____________________________

Attention:	_____________________

Re:	Lease dated as of ______________________________ (the “Lease”) by and between [Jay Street, LLC/ ______________, as predecessor in interest to Jay Street, LLC] (“Landlord”) and _____________ and relating to the leased premises (the “Premises”) in the building located at ___________ Jay Street, Santa Clara, California (the “Building”)

Ladies and Gentlemen:

Please be advised that Landlord has sold the Building, including the Premises, to Westcore Properties AC, LLC, a Delaware limited liability company (“Buyer”), as of the date set forth above, and in connection with such sale Landlord has assigned and transferred its interest in the Lease, including your security deposit (if any), to Buyer. Accordingly, all of your obligations under the Lease from and after the date of this notice (including your obligations to pay rent and fulfill your insurance requirements) shall be performable to and for the benefit of Buyer.

The address of Buyer for all purposes under the Lease is:

____________________________

____________________________

____________________________

____________________________

If you have any questions about the sale, please contact ______________________, at (____) ______-______. Thank you.

Very truly yours,

JAY STREET, LLC, a Delaware limited liability company

By
Its

Exhibit P

FORM OF VENDOR NOTICE

______________________, 2006

_____________________________

_____________________________

_____________________________

_____________________________

Attention:	____________________

Re:	Contract dated as of ___________________________ (the “Contract”) by and between [Jay Street, LLC/___________, as predecessor in interest to Jay Street, LLC] (“Owner”) and _________ and relating to the property located at 3101, 3121, 3131 and 3151 Jay Street, Santa Clara, California (the “Property”)

Ladies and Gentlemen:

Please be advised that Owner has sold the Property to Westcore Properties AC, LLC, a Delaware limited liability company (“Buyer”), as of the date set forth above, and in connection with such sale Owner has assigned and transferred its rights and obligations under the Contract to Buyer. Accordingly, all of your obligations under the Contract from and after the date of this notice shall be performable to and for the benefit of Buyer.

The address of Buyer for all purposes under the Contract is:

____________________________

____________________________

____________________________

____________________________

If you have any questions about the sale, please contact __________________, at (_____) ________-_______. Thank you.

Very truly yours,

JAY STREET, LLC, a Delaware limited liability company

By
Its

Exhibit Q

SCHEDULE 5.1

Outstanding leasing costs related to the pending CSwitch Lease:

Tenant Improvements:

Suite B: $96,138.00

Suite C: $61,610.00

Leasing Commissions (estimate):

$89,000